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                                                                   Exhibit 10.22


                                VOTING AGREEMENT
                              RE: PREMIER COMMERCE


      This VOTING AGREEMENT (this "Agreement") is entered into as of February 3, 2000 by and among Premier Concepts, Inc., a Colorado corporation ("Company"), Sissel B. Eckenhausen ("Eckenhausen"), Equisition Capital, LLC, a Delaware limited liability company ("Equisition"), and International Monetary Group, Inc. ("IMG").

                                   Background

      Company contemplates entering into an Agreement and Plan of Merger ("Merger Agreement") with AmazeScape.com Inc. ("AMZE"), pursuant to which Company would agree, among other things, to (a) form a new Delaware corporation ("Premier") as a wholly owned subsidiary of Company and then transfer and assign to Premier substantially all businesses, rights, warranties, privileges, properties and assets (of every kind, nature and description whatsoever, real, personal or mixed, tangible or intangible and wherever situated), used or useful in the business of Company as then conducted or proposed to be conducted, and
(b) cause AmazeMerger Co., a Delaware corporation and wholly owned subsidiary of Company, to merge with and into AMZE, which will become a wholly owned subsidiary of Company as the surviving corporation of such merger (such merger, the "Merger").

       Eckenhausen, as President and Chief Executive Officer of Company, and Equisition and IMG, as investors in the Company, have made substantial contributions to Company's business, which in anticipation of the Merger will be transferred and assigned to Premier as aforesaid. To enable Company and Premier to benefit from continued participation of Eckenhausen, Equisition and IMG in management of Premier through serving, or designating someone to serve, on the board of directors of Premier (the "Premier Board") after the Merger, the parties are entering into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

      1. Eckenhausen as a Director. Throughout the two-year period beginning on the date of the consummation of the Merger, or for such shorter period during which Eckenhausen continues to serve as President and Chief Executive Officer of Premier, Company shall vote or cause to be voted all shares of Premier (including, without limitation, all proxies for any shares of Premier) and shall take any and all action (including, without limitation, the signing of any consent presented for purposes of electing one or more directors to serve on the Premier Board) so that Eckenhausen continues to serve as a director on the Premier Board at all times during such period.

      2. Designation of a Director by Equisition. Throughout the two-year period beginning on the date of the consummation of the Merger, Company shall vote or cause to be voted all shares of Premier (including, without limitation, all proxies for any shares of Premier)
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and shall take any and all action (including, without limitation, the signing of any consent presented for purposes of electing one or more directors to serve on the Premier Board, or removing and/or replacing a director serving on the Premier Board, with or without cause) so that at all times during said two-year period at least one of the directors serving on the Premier Board is a director that Equisition has designated , it being specifically agreed that Equisition may change such designation at any one or more times by written notice to Company and thereupon require the removal and replacement of any designee of Equisition serving on the Premier Board. In the event of any vacancy on the Premier Board resulting from the death, incapacity, resignation or removal of a designee of Equisition, or if Equisition desires for any reason whatsoever to remove and replace a director that Equisition previously designated to serve on the Premier Board, Company shall hold a special meeting or sign a written consent as promptly as practicable in order to fill such vacancy, or effect such removal and replacement, so that at least one director serving on the Premier Board is a then-current designee of Equisition.

      3. Designation of a Director by IMG. Throughout the two-year period beginning on the date of the consummation of the Merger, Company shall vote or cause to be voted all shares of Premier (including, without limitation, all proxies for any shares of Premier) and shall take any and all action (including, without limitation, the signing of any consent presented for purposes of electing one or more directors to serve on the Premier Board, or removing and/or replacing a director serving on the Premier Board, with or without cause) so that at all times during said two-year period at least one of the directors serving on the Premier Board is a director that IMG has designated, it being specifically agreed that IMG may change such designation at any one or more times by written notice to Company and thereupon require the removal and replacement of any designee of IMG serving on the Premier Board. In the event of any vacancy on the Premier Board resulting from the death, incapacity, resignation or removal of a designee of IMG, or if IMG desires for any reason whatsoever to remove and replace a director that IMG previously designated to serve on the Premier Board, Company shall hold a special meeting or sign a written consent as promptly as practicable in order to fill such vacancy, or effect such removal and replacement, so that at least one director serving on the Premier Board is a then-current designee of IMG.

      4. Indemnification of Premier Directors. For as long as Company has control directly or indirectly (including, without limitation, through any one or more subsidiaries of Company or other intermediaries of any kind) over Premier and Eckenhausen or a designee of Equisition or IMG continues to serve on the Premier Board, Company agrees that the terms of indemnification provided to each director serving on the Premier Board shall be no less favorable in any respect to such director than the terms of indemnification provided to any director of any other subsidiary of Company. For purposes of this Section 4, "terms of indemnification" include, without limitation, the provisions of directors' and officers' liability insurance, if applicable.

      5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, it being expressly agreed that, for as long as Company has control directly or indirectly (including, without limitation, through any one


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or more subsidiaries of Company or other intermediaries of any kind) over
Premier, Company's successors and assigns include, without limitation, all holders of shares of Premier. Furthermore, all references herein to Premier shall include its successors or assigns with respect to all or any substantial portion of Premier's assets or business, if Company has control directly or indirectly (including, without limitation, through any one or more subsidiaries of Company or other intermediaries of any kind) over such successor or assign.

      6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of incorporation of Premier, which as of the date hereof is the State of Delaware, without regard to principles of conflicts of laws.

      7. Entire Agreement. This Agreement constitutes the complete and exclusive statement of the terms and conditions between the parties, and supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties relating to this Agreement. Without limiting the generality of the preceding sentence, neither party hereto has made any representation, warranty, covenant or other agreement relating to the subject matter of this Agreement, except as expressly set forth in this Agreement.

      8. Amendment, Modification. This Agreement can be amended or modified only by a subsequent written agreement duly executed by all parties hereto.

      9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective, valid and enforceable under applicable law; however, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, such determination shall not affect the remaining provisions of this Agreement, which shall continue in full force and effect, and the parties expressly agree that the court making such determination shall have the power to, and the parties hereby request such court to, reduce or otherwise modify such provision to the minimum extent necessary to render such provision legal, valid, binding and enforceable, or, if necessary, delete such provision.

      10. No Implied Waiver. Except as otherwise expressly provided herein, no forbearance or leniency or other delay or failure of a party to enforce at any one or more times, or for any periods of time, any or all provisions this Agreement shall be construed as a waiver of any such provisions or shall diminish or affect the right of such party thereafter to enforce the same or any other provision absolutely in accordance with the terms hereof. No waiver of any breach of this Agreement shall be a waiver of any other breach, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


                                    PREMIER CONCEPTS, INC.

                                    By:_____________________________
                                        Name:
                                        Title:


                                    ________________________________
                                           SISSEL B. ECKENHAUSEN

                                    EQUISITION CAPITAL, LLC

                                    By:_____________________________
                                        Name:
                                        Title:

                                    INTERNATIONAL MONETARY GROUP, INC.

                                    By:_____________________________
                                        Name:
                                        Title:


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